Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.
REPORTS
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2007 RESULTS

Highlights

Fourth Quarter 2007:

•                  Fourth Quarter 2007 Funds from Operations (FFO) Per Share (Diluted) of $1.46, up 9%, Compared to Fourth Quarter 2006 FFO Per Share (Diluted) of $1.34

•                  Fourth Quarter 2007 Total Revenues up 19%, FFO Available to Common Stockholders up 19%, Compared to Fourth Quarter 2006

•                  Fourth Quarter 2007 Earnings Per Share (Diluted) of $0.70, up 23%, Compared to Fourth Quarter 2006 Earnings Per Share (Diluted) of $0.57

•                  Executed 43 Leases for Approximately 432,000 Rentable Square Feet

•                  Fourth Quarter 2007 GAAP Rental Rate Increase of 12.4% on Renewed/Released Space

•                  Fourth Quarter 2007 GAAP Same Property Revenues Less Operating Expenses up 3.5%

•                  Commenced Ground-Up Development of One Property Aggregating Approximately 115,000 Rentable Square Feet

•                  Completed Redevelopment of Multiple Spaces at Three Properties Aggregating Approximately 67,949 Rentable Square Feet

•                  Sold One Real Estate Asset for Approximately $11 Million; Subsequent to Year End, In January and February 2008, Sold Five Real Estate Assets for Approximately $63.5 Million

•                  Closed $62 Million Pre-Construction Secured Loan

•                  Acquired One Land Parcel Aggregating Approximately 350,000 Developable Square Feet through a Joint Venture

•                  Acquired Two Properties Aggregating Approximately 404,986 Rentable Square Feet

Year Ended December 31, 2007:

•                  Total Return Performance of 711% from May 28, 1997 to December 31, 2007, Assuming Reinvestment of All Dividends

•                  2007 FFO Per Share (Diluted) of $5.61 Net of $2.8 Million Preferred Stock Redemption Charge; FFO Per Share (Diluted) of $5.70, up 10%, Before the Preferred Stock Redemption Charge, Compared to 2006 FFO Per Share (Diluted) of $5.16

•                  2007 Total Revenues up 30%, FFO Available to Common Stockholders up 28% , Compared to 2006

•                  2007 Earnings Per Share (Diluted) of $2.63 Net of $2.8 Million Preferred Stock Redemption Charge; Earnings Per Share (Diluted) of $2.72, up 21%, Before the Preferred Stock Redemption Charge, Compared to 2006 Earnings Per Share (Diluted) of $2.25

•                  Executed 136 Leases for Approximately 1,583,000 Rentable Square Feet

•                  2007 GAAP Rental Rate Increase of 9.8% on Renewed/Released Space

•                  2007 GAAP Same Property Revenues Less Operating Expenses up 3.7%

•                  2007 Common Stock Dividends up 5.4% Over 2006

•                  Received First Ever LEED Certified Core and Shell Office/Laboratory Building in the State of California

•                  Completed Ground-Up Development of One Property Aggregating Approximately 157,340 Rentable Square Feet

•                  Commenced Ground-Up Development of Four Properties Aggregating Approximately 553,000 Rentable Square Feet

•                  Completed Redevelopment of Multiple Spaces at Ten Properties Aggregating Approximately 258,411 Rentable Square Feet

•                  Sold Four Real Estate Assets and Four Land Parcels for Approximately $73 Million; Subsequent to Year End In January and February 2008, Sold Five Real Estate Assets for Approximately $63.5 Million; Completed Sales in 2007 and Period to Date in 2008 Aggregating Approximately 519,451 Rentable Square Feet

•                  Closed Follow-on Common Offering with Net Proceeds of Approximately $217 Million

•                  Redeemed 9.10% Series B Cumulative Redeemable Preferred Stock and Incurred Redemption Charge of Approximately $2.8 Million

•                  Closed $460 Million of 3.70% Convertible Notes

•                  Closed $200 Million Secured Loan and $62 Million Pre-Construction Secured Loan

•                  Increased Credit Facility to $1.9 Billion Plus a $500 Million Accordion

•                  Acquired Four Land Parcels Aggregating Approximately 541,592 Developable Square Feet

•                  Acquired Sixteen Properties Aggregating Approximately 1.3 Million Rentable Square Feet

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2007 RESULTS

PASADENA, CA. – February 11, 2008 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the fourth quarter and year ended December 31, 2007.

For the fourth quarter of 2007, we reported total revenues of $109,616,000 and FFO available to common stockholders of $46,324,000, or $1.46 per share (diluted), compared to total revenues of $91,907,000 and FFO available to common stockholders of $39,054,000, or $1.34 per share (diluted), for the fourth quarter of 2006.  Comparing the fourth quarter of 2007 to the fourth quarter of 2006, total revenues increased 19%, FFO available to common stockholders increased 19% and FFO per share (diluted) increased 9%.  For the year ended December 31, 2007, we reported total revenues of $405,360,000 and FFO available to common stockholders of $168,200,000, or $5.61 per share (diluted), net of a preferred stock redemption charge, compared to total revenues of $310,779,000 and FFO available to common stockholders of $131,665,000, or $5.16 per share (diluted), for the year ended December 31, 2006.  Comparing the year ended December 31, 2007 to the year ended December 31, 2006, total revenues increased 30%, FFO available to common stockholders increased 28% and FFO per share (diluted) increased 9%, net of a preferred stock redemption charge recognized in the first quarter of 2007.  The preferred stock redemption charge related to the redemption of our Series B Preferred Stock was approximately $2,799,000.  Excluding the preferred stock redemption charge, FFO available to common stockholders for the year ended December 31, 2007 increased by 30% and FFO per share (diluted) increased by 10% as compared to the year ended December 31, 2006.

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts.  A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and per share diluted basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended December 31, 2007 and 2006 was $26,969,000 and $22,454,000, respectively.  Depreciation and amortization expense for the years ended December 31, 2007 and 2006 was $97,335,000 and $74,039,000, respectively.  Net income available to common stockholders for the fourth quarter of 2007 was $22,277,000, or $0.70 per share (diluted), compared to net income available to common stockholders of $16,512,000, or $0.57 per share (diluted), for the fourth quarter of 2006.  Net income available to common stockholders for the year ended December 31, 2007 was $78,905,000, or $2.63 per share (diluted), compared to net income available to common stockholders of $57,326,000, or $2.25 per share (diluted), for the year ended December 31, 2006.  In the first quarter of 2007, we recognized a preferred stock redemption charge of approximately $2,799,000 related to the redemption of our Series B Preferred Stock.  Excluding the preferred stock redemption charge, net income available to common stockholders for the year ended December 31, 2007 increased by 43% and net income per share (diluted) increased by 21% as compared to the year ended December 31, 2006.

For the fourth quarter of 2007, we executed a total of 43 leases for approximately 432,000 rentable square feet of space at 29 different properties (excluding month-to-month leases).  Of this total, approximately 201,000 rentable square feet related to new or renewal leases of previously leased space and approximately 231,000 rentable square feet related to redeveloped, developed or previously vacant space.  Of the 231,000 rentable square feet, approximately 187,000 rentable square feet were delivered from our redevelopment or development programs, with the remaining approximately 44,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 12.4% higher (on a GAAP basis) than rental rates for expiring leases.  For the year ended December 31, 2007, we executed a total of 136 leases for approximately 1,583,000 rentable square feet of space at 50 different properties (excluding month-to-month leases).  Of this total, approximately 896,000 rentable square feet were for new or renewal leases related to previously leased space and approximately 687,000 rentable square feet were for redeveloped, developed or previously vacant space.  Of the 687,000 rentable square feet, approximately 399,000 rentable square feet were delivered from our redevelopment or development programs, with the remaining approximately 288,000 rentable square feet for previously vacant space.  Rental rates for new or renewal leases were on average approximately 9.8% higher (on a GAAP basis) than rental rates for expiring leases.

During the fourth quarter of 2007, we acquired one property in the Eastern Massachusetts market and one property in the New Jersey/Suburban Philadelphia market with approximately 404,986 aggregate rentable square feet. We paid approximately $101.2 million cash for the properties and closed two secured notes payable of $34.0 million and $23.9 million for total consideration of $159.1 million.  The largest property aggregating approximately 369,831 rentable square feet in the Eastern Massachusetts market is currently occupied by multiple office tenants.  This property also has an additional approximately 390,786 developable square feet. Additionally, during the fourth quarter of 2007, we acquired one development parcel in the Longwood Medical submarket, Boston, MA., with approximately

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2007 RESULTS

350,000 developable square feet through a joint venture.  The purchase price of this land development parcel was approximately $70.0 million.  In connection with this purchase, we closed a $62.0 million pre-construction secured loan of which approximately $38.2 million was drawn and outstanding as of December 31, 2007.

During the fourth quarter of 2007, we sold one office/industrial property in the San Francisco Bay market, located south of the city of San Francisco, with approximately 49,874 rentable square feet. The sale price of this property was approximately $10.6 million.  As of December 31, 2007, two properties approximating 136,399 rentable square feet were classified as “held for sale.”  In January 2008, we sold one of these properties located in the San Diego market approximating 86,962 rentable square feet.  In addition, in February 2008, we sold four properties in the San Francisco Bay market aggregating approximately 211,715 rentable square feet. The sales price for the properties sold in 2008 was approximately $63.5 million. The net proceeds from these sales were used to repay secured notes payable totaling approximately $25.2 million with the balance used to reduce outstanding borrowings on our unsecured line of credit.

As of December 31, 2007, approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, as of December 31, 2007, approximately 9% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, as of December 31, 2007, approximately 91% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, our guidance for FFO per share (diluted) and earnings per share (diluted) as follows:

2008
FFO per share (diluted)	$6.10
Earnings per share (diluted)	$3.27

Alexandria Real Estate Equities, Inc., Landlord and Developer of Choice to the Life Science Industry®, is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, selective development, redevelopment and acquisition of life science properties.  Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, and translational medicine entities, as well as governmental agencies. We are the largest and leading provider of real estate to the broad and diverse life science industry with an asset base, as of December 31, 2007, that will enable us to grow to approximately 22.4 million square feet consisting of 166 properties approximating 12.1 million rentable square feet, properties undergoing ground-up development approximating 1.6 million rentable square feet, plus an imbedded pipeline for ground-up development approximating 8.7 million developable square feet.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws.  Actual results may differ materially from those projected in the forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Income statement data
Total revenues	$109,616	$91,907	$405,360	$310,779

Expenses
Rental operations	27,446	21,625	99,210	69,775
General and administrative	8,131	6,693	32,456	26,051
Interest	24,013	21,148	88,387	71,371
Depreciation and amortization	26,838	22,095	96,476	72,432
	86,428	71,561	316,529	239,629

Minority interest	951	838	3,669	2,287
Income from continuing operations	22,237	19,508	85,162	68,863

Income from discontinued operations, net	2,755	1,027	8,562	4,553

Net income	24,992	20,535	93,724	73,416

Dividends on preferred stock	2,715	4,023	12,020	16,090
Preferred stock redemption charge	-	-	2,799	-
Net income available to common stockholders	$22,277	$16,512	$78,905	$57,326

Weighted average shares of common stock outstanding
Basic	31,446,999	28,821,942	29,668,231	25,102,200
Diluted	31,729,054	29,222,144	30,004,462	25,524,478

Earnings per share – basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.62	$0.53	$2.37	$2.10
Discontinued operations, net	0.09	0.04	0.29	0.18
Earnings per share – basic	$0.71	$0.57	$2.66	$2.28

Earnings per share – diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.62	$0.53	$2.34	$2.07
Discontinued operations, net	0.08	0.04	0.29	0.18
Earnings per share – diluted	$0.70	$0.57	$2.63	$2.25

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three months and year ended December 31, 2007 and 2006 (in thousands, except per share data):

Reconciliation of net income available to	Three Months	Three Months	Year	Year
common stockholders to funds from	Ended	Ended	Ended	Ended
operations available to common stockholders	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net income available to common stockholders (1)	$22,277	$16,512	$78,905	$57,326
Add: Depreciation and amortization (2)	26,969	22,454	97,335	74,039
Add: Minority interest	951	838	3,669	2,287
Subtract: Gain on sales of property (3)	(2,901)	-	(7,976)	(59)
Subtract: FFO allocable to minority interest	(972)	(750)	(3,733)	(1,928)
Funds from operations available to common stockholders (1)	$46,324	$39,054	$168,200	$131,665
FFO per share
Basic	$1.47	$1.36	$5.67	$5.25
Diluted	$1.46	$1.34	$5.61	$5.16

Reconciliation of earnings per share (diluted) to FFO per share (diluted)
Earnings per share (diluted)	$0.70	$0.57	$2.63	$2.25
Depreciation and amortization (2)	0.85	0.77	3.25	2.90
Minority interest	0.03	0.03	0.12	0.09
Gain on sales of property (3)	(0.09)	-	(0.27)	-
FFO allocable to minority interest	(0.03)	(0.03)	(0.12)	(0.08)
FFO per share (diluted)	$1.46	$1.34	$5.61	$5.16

(1)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock.  Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000 in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(2)	Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale.”)
(3)

Gain on sales of property relates to the disposition of one property sold during fourth quarter 2007, four land parcels and one property sold during the third quarter of 2007, one property sold during the second quarter of 2007, one property sold during the first quarter of 2007, and three properties sold during the second quarter of 2006. Gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Quarterly Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

Operational data	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Breakdown of revenues from continuing operations (a)
Rental income	$83,086	$78,309	$72,923	$72,392	$69,329
Tenant recoveries	22,553	21,733	19,055	20,441	18,642
Other income	3,977	3,731	3,410	3,750	3,936
Total revenues	$109,616	$103,773	$95,388	$96,583	$91,907

Funds from operations per share-diluted (b)	$1.46	$1.45	$1.42	$1.28 (c)	$1.34
Dividends per share on common stock	$0.78	$0.76	$0.76	$0.74	$0.74
Dividend payout ratio (common stock) (d)	53.9%	56.3%	53.8%	58.1%	55.6%
Straight-line rent	$4,601	$4,508	$2,720 (e)	$5,082	$5,671
Capitalized interest	$16,609 (f)	$15,035	$13,548	$10,844	$9,010
Number of properties (g)
Acquired/added/completed during period	2	13	2	-	8
Sold/transferred to development (h)	(3)	(1)	(4)	(1)	-
Owned at end of period	166	167	155	157	158
Rentable square feet (g)
Acquired/added/completed during period	404,986	994,024	104,312	-	573,027
Sold/transferred to development (h)	(92,927)	(37,000)	(375,112)	(75,500)	-
Owned at end of period	12,125,992	11,813,933	10,856,909	11,127,709	11,203,209

	As of

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Other data
Number of shares of common stock outstanding	31,603,344	31,243,448	29,180,700	29,129,238	29,012,135
Closing price of common stock	$101.67	$96.26	$96.82	$100.37	$100.40

Debt to total market capitalization (i)
Total debt	$2,787,904	$2,502,832	$2,274,269	$2,176,594	$2,024,866
Less minority interest share of debt	(39,320)	(22,102)	(22,089)	(22,076)	(22,064)
Our share of debt	2,748,584	2,480,730	2,252,180	2,154,518	2,002,802
Preferred stock market capitalization	136,845	130,156	132,593	140,579	193,360
Common stock market capitalization	3,213,112	3,007,494	2,825,275	2,923,702	2,912,818
Total market capitalization	$6,098,541	$5,618,380	$5,210,048	$5,218,799	$5,108,980
Debt to total market capitalization	45.1%	44.2%	43.2%	41.3%	39.2%

(a)	The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.
(b)	See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
(c)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(d)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations for the respective quarter.

(e)

Includes a rental payment of approximately $1.4 million from one tenant, the U.S. Government, in the second quarter of 2007. Pursuant to Statement of Financial Accounting Standards No. 13, “Accounting for Leases” rental payments due under this lease are recognized on a straight-line basis over the lease term.

(f)

As of December 31, 2007, assets for which capitalization of interest is required pursuant to Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”), approximated $1.1 billion. This amount is classified as properties undergoing development and redevelopment and land held for development on our balance sheet. As of December 31, 2007, the weighted average interest rate used in the calculation of capitalized interest required pursuant to SFAS 34 was approximately 6.27%. SFAS 34 requires the interest rate for capitalization to be based on applicable interest costs related to borrowings outstanding during the period, including the impact of interest rate swap agreements, debt premiums/discounts and amortization of loan fees.

(g)

Includes properties “held for sale” during the applicable periods such assets were “held for sale.” As of December 31, 2007, two properties aggregating approximately 136,399 square feet were classified as “held for sale.”

(h)

During the fourth quarter of 2007, we sold one asset and transferred two properties from operating assets to imbedded future development opportunities. During the third quarter of 2007, we sold one asset located in the New Jersey/Suburban Philadelphia market and four land parcels to the Massachusetts Institute of Technology. During the second quarter of 2007, we sold one asset and transferred three properties from operating assets to imbedded future development opportunities. During the first quarter of 2007, we sold one asset located in the Suburban Washington D.C. market.

(i)

Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus our share of total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Annual Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Year Ended

Operational data	12/31/2007	12/31/2006	12/31/2005	12/31/2004		12/31/2003

Breakdown of revenues from continuing operations (a)
Rental income	$306,710	$236,848	$180,100	$135,900		$117,329
Tenant recoveries	83,782	62,104	46,739	33,077		29,076
Other income	14,868	11,827	4,767	3,489		1,964
Total revenues	$405,360	$310,779	$231,606	$172,466		$148,369

Funds from operations per share-diluted (b)	$5.61 (c)	$5.16	$4.82	$4.41	(d)	$4.23
Dividends per share on common stock	$3.04	$2.86	$2.72	$2.52		$2.20
Dividend payout ratio (common stock) (e)	55.4%	58.8%	57.9%	56.7%		51.8%
Number of properties (f)
Acquired/added/completed during period	17	29	22	23		4
Sold/transferred to development	(9)	(3)	(1)	(1)		(4)
Owned at end of period	166	158	132	111		89
Rentable square feet (f)
Acquired/added/completed during period	1,503,322	2,683,211	1,392,299	1,717,209		267,164
Sold/transferred to development	(580,539)	(268,099)	(16,500)	2,891		(338,256)
Owned at end of period	12,125,992	11,203,209	8,788,097	7,412,298		5,692,198

	As of

	12/31/2007	12/31/2006	12/31/2005	12/31/2004		12/31/2003
Other data
Number of shares of common stock outstanding	31,603,344	29,012,135	22,441,294	19,594,418		19,264,023
Closing price of common stock	$101.67	$100.40	$80.50	$74.42		$57.90

Debt to total market capitalization (g)
Total debt	$2,787,904	$2,024,866	$1,406,666	$1,186,946		$709,007
Less minority interest share of debt	(39,320)	(22,064)	-	-		-
Our share of debt	2,748,584	2,002,802	1,406,666	1,186,946		709,007
Preferred stock market capitalization	136,845	193,360	192,419	199,360		104,421
Common stock market capitalization	3,213,112	2,912,818	1,806,524	1,458,217		1,115,387
Total market capitalization	$6,098,541	$5,108,980	$3,405,609	$2,844,523		$1,928,815
Debt to total market capitalization	45.1%	39.2%	41.3%	41.7%		36.8%

(a)	The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.
(b)	See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
(c)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000 in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(d)	Includes the effect of the preferred stock redemption charge of $1,876,000 recorded in the second quarter of 2004 for cost related to the redemption of our Series A Preferred Stock.
(e)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations for the respective year.

(f)	Includes assets “held for sale” during the applicable periods such assets were “held for sale.”
(g)

Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus our share of total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2007	2006
	(Unaudited)
Assets
Rental properties, net	$3,146,915	$2,726,251
Properties undergoing development and redevelopment and land held for development	1,143,302	596,331
Cash and cash equivalents	8,030	2,948
Tenant security deposits and other restricted cash	51,911	34,360
Tenant receivables	6,759	6,330
Deferred rent	81,496	68,412
Investments	84,322	74,824
Other assets	119,359	108,021
Total assets	$4,642,094	$3,617,477

Liabilities and Stockholders’ Equity
Secured notes payable	$1,212,904	$1,174,866
Unsecured line of credit and unsecured term loan	1,115,000	850,000
Unsecured convertible notes	460,000	-
Accounts payable, accrued expenses and tenant security deposits	247,289	158,119
Dividends payable	27,575	25,363
Total liabilities	3,062,768	2,208,348

Minority interest	75,506	57,477

Stockholders’ equity:
Series B preferred stock	-	57,500
Series C preferred stock	129,638	129,638
Common stock	316	290
Additional paid-in capital	1,365,773	1,139,629
Accumulated other comprehensive income	8,093	24,595
Total stockholders’ equity	1,503,820	1,351,652
Total liabilities and stockholders’ equity	$4,642,094	$3,617,477

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
December 31, 2007
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates

	Secured Debt			Unsecured Debt
Year	Amount		Weighted Average Interest Rate (1)	Amount
2008	$160,074	(2)	6.08%	$-
2009	284,220		6.20	-
2010	93,259		6.18	365,000	(3)
2011	108,191		6.04	750,000	(3)
2012	39,348		6.00	460,000	(4)
Thereafter	527,812		5.93	-
Total	$1,212,904	(5)		$1,575,000

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (6)	Weighted Average Maturity

Secured Debt	$1,212,904	43.5%	6.08%	4.4 Years
Unsecured Debt	1,575,000	56.5	5.27	3.7 Years
Total Debt	$2,787,904	100.0%	5.62%	4.0 Years

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (6)	Weighted Average Maturity

Fixed Rate Debt	$1,362,949	48.9%	5.27%	4.8 Years
Floating Rate Debt - Hedged	778,500	27.9	5.85	3.8 Years
Floating Rate Debt - Unhedged	646,455	23.2	6.09	2.4 Years
Total Debt	$2,787,904	100.0%	5.62%	4.0 Years

(1)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(2)

A secured note payable totaling $34.0 million was repaid in early January 2008. Approximately $76.4 million matures in the fourth quarter of 2008. We are in discussions with our lender to extend/refinance this secured loan.

(3)

The unsecured line of credit matures in October 2010 and may be extended at our sole option for an additional one year period. The unsecured term loan matures in October 2011 and may be extended at our sole option for an additional one year period.

(4)

On or after January 15, 2012, we have the right to redeem our 3.70% unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(5)

Includes minority interests’ share of scheduled principal maturities including lump sum principal payments of $38.2 million and $211.3 million in 2009 and thereafter, respectively, of which our share is approximately $21.0 million and $190.2 million, respectively.

(6)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees. See page 10 for further details of our interest rate swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

December 31, 2007

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates (1)	Notional Amounts	Effective at December 31, 2007

December 2004	December 31, 2004	January 2, 2008	3.590%	$50,000	$50,000

December 2004	January 3, 2006	July 1, 2008	3.927	50,000	50,000

June 2006	June 30, 2006	September 30, 2009	5.299	125,000	125,000

December 2003	December 29, 2006	October 31, 2008	5.090	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.730	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000

December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000

December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500

April 2004	April 30, 2007	April 30, 2008	4.850	50,000	50,000

May 2005	June 29, 2007	June 30, 2008	4.400	50,000	50,000

December 2006	June 29, 2007	October 31, 2008	4.920	50,000	50,000

October 2007	October 31, 2007	June 30, 2008	4.458	50,000	50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

May 2005	November 30, 2007	November 28, 2008	4.460	25,000	25,000

December 2005	January 2, 2008	December 31, 2010	4.768	50,000	-

May 2005	June 30, 2008	June 30, 2009	4.509	50,000	-

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	-

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	-

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	-

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	-

June 2006	October 31, 2008	December 31, 2010	5.340	50,000	-

June 2006	October 31, 2008	December 31, 2010	5.347	50,000	-

May 2005	November 28, 2008	November 30, 2009	4.615	25,000	-

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	-

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	-

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	-

Total					$778,500

(1)

The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

.ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1)			Cash Basis (1)
	Quarter Ended			Quarter Ended

	12/31/2007	12/31/2006	% Change	12/31/2007	12/31/2006	% Change

Revenue (2)	$80,750	$77,026	4.8%	$78,730	$71,907	9.5%
Operating expenses	20,617	18,937	8.9	20,617	18,937	8.9
Revenue less operating expenses	$60,1339	$58,089	3.5%	$58,113	$52,970	9.7%

	GAAP Basis (1)			Cash Basis (1)
	Year Ended			Year Ended

	12/31/2007	12/31/2006	% Change	12/31/2007	12/31/2006	% Change

Revenue (2)	$213,425	$202,115	5.6%	$207,883	$192,781	7.8%
Operating expenses	49,060	43,647	12.4	49,060	43,647	12.4
Revenue less operating expenses	$164,365	$158,468	3.7%	$158,823	$149,134	6.5%

NOTE:  This summary represents operating data for all properties that were owned and fully operating for the entire periods presented for the quarter periods (the “Fourth Quarter Same Properties”) and for the full year periods (the “2007 Same Properties.”) Same property occupancy for the quarters ended December 31, 2007 and 2006 was 94.9% and 94.0%, respectively.  Same property occupancy for the year ended December 31, 2007 and 2006 was 95.8% and 95.1%, respectively.  Properties undergoing redevelopment are excluded from same property results.

(1)

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Fourth Quarter Same Properties and 2007 Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Fourth Quarter Same Properties and 2007 Same Properties, as applicable (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended December 31, 2007 and 2006 for the Fourth Quarter Same Properties were $2,020,000 and $5,119,000, respectively. Straight-line rent adjustments for the years ended December 31, 2007 and 2006 for the 2007 Same Properties were $5,542,000 and $9,334,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of December 31, 2007, approximately 88% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of December 31, 2007, approximately 9% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	December 31, 2007
	Number of		Rentable Square Feet		Annualized	Occupancy Percentage
	Properties	Operating	Redevelopment	Total	Base Rent (1)	12/31/07 (1) (2)	12/31/06 (3)	9/30/07 (4)
Markets
California - Los Angeles Metro	2	31,343	29,660	61,003	$697	70.8%	82.5%	70.8%
California - San Diego	33	1,465,032	215,370	1,680,402	43,264	94.9	89.5	94.6
California - San Francisco Bay	23	1,837,457	30,217	1,867,674	63,569	95.8	94.0	95.1
Eastern Massachusetts	38	3,076,689	310,349	3,387,038	107,322	94.7	95.9	96.0
International - Canada	4	296,362	46,032	342,394	6,879	100.0	100.0	100.0
New Jersey/Suburban Philadelphia	8	441,504	-	441,504	9,176	96.6	96.6	96.3
Southeast	12	596,172	62,234	658,406	10,423	86.0 (5)	78.1 (5)	87.3 (5)
Suburban Washington D.C.	31	2,430,402	69,366	2,499,768	48,004	90.1	92.5	92.3
Washington - Seattle	13	1,040,113	11,291	1,051,404	30,488	97.2	94.9	93.4
Total Properties (Continuing Operations)	164	11,215,074	774,519	11,989,593	$319,822	93.8%	93.1%	94.1%

(1)

Excludes spaces at properties totaling approximately 774,519 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and two properties totaling approximately 136,399 rentable square feet that are classified as “held for sale.”

(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2007 was 87.8%. See page 17 for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling approximately 612,699 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment as of December 31, 2006. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2006 was 88.0%. See page 17 for additional information on our redevelopment program.

(4)

Excludes spaces at properties totaling approximately 795,202 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and one property totaling approximately 49,437 rentable square feet that was classified as “held for sale” as of September 30, 2007. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of September 30, 2007 was 87.8%. See page 17 for additional information on our redevelopment program.

(5)	Substantially all of the vacant space is office or warehouse space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended December 31, 2007

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	40	409,374	$28.28	-	-	-	-
GAAP Basis	40	409,374	$26.03	-	-	-	-

Renewed/Released Space Leased
Cash Basis	19	200,847	$30.67	$33.67	9.8%	$1.90	2.8 years
GAAP Basis	19	200,847	$30.17	$33.91	12.4%	$1.90	2.8 years

Redeveloped/Developed/ Vacant Space Leased
Cash Basis	24	231,365	-	$26.91	-	$6.76	8.6 years
GAAP Basis	24	231,365	-	$29.50	-	$6.76	8.6 years

Month-to-Month Leases In Effect
Cash Basis	16	85,087	$25.07	$24.66	-	-	-
GAAP Basis	16	85,087	$24.69	$24.66	-	-	-

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	43	432,212	-	$30.05	-	$4.50	5.9 years
GAAP Basis	43	432,212	-	$31.55	-	$4.50	5.9 years

Including Month-to-Month Leases
Cash Basis	59	517,299	-	$29.16	-	-	-
GAAP Basis	59	517,299	-	$30.42	-	-	-

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Year Ended December 31, 2007

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	108	1,626,033	$25.98	-	-	-	-
GAAP Basis	108	1,626,033	$26.97	-	-	-	-

Renewed/Released Space Leased
Cash Basis	61	895,894	$29.38	$31.41	6.9%	$4.49	4.0 years
GAAP Basis	61	895,894	$28.66	$31.48	9.8%	$4.49	4.0 years

Redeveloped/Developed/ Vacant Space Leased
Cash Basis	75	686,856	-	$31.59	-	$10.14	6.5 years
GAAP Basis	75	686,856	-	$33.68	-	$10.14	6.5 years

Month-to-Month Leases In Effect
Cash Basis	16	85,087	$25.07	$24.66	-	-	-
GAAP Basis	16	85,087	$24.69	$24.66	-	-	-

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	136	1,582,750	-	$31.49	-	$6.95	5.1 years
GAAP Basis	136	1,582,750	-	$32.44	-	$6.95	5.1 years

Including Month-to-Month Leases
Cash Basis	152	1,667,837	-	$31.14	-	-	-
GAAP Basis	152	1,667,837	-	$32.04	-	-	-

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

December 31, 2007

		Rentable Square	Percentage of	Annualized Base Rent
Year of Lease	Number of	Footage of	Aggregate	of Expiring Leases
Expiration	Leases Expiring	Expiring Leases	Leased Square Feet	(per square foot)

2008	67 (1)	846,022 (1)	8.0%	$25.59
2009	63	896,692	8.5	24.75
2010	50	1,025,693	9.7	28.16
2011	60	1,721,434	16.4	27.28
2012	58	1,405,285	13.4	33.56

	Rentable Square Footage of Expiring Leases
Markets	2008		2009

California - Los Angeles Metro	4,006		4,354
California - San Diego	93,250		203,464
California - San Francisco Bay	287,888		101,165
Eastern Massachusetts	267,776		152,697
International - Canada	-		-
New Jersey/Suburban Philadelphia	40,000		21,000
Southeast	22,440		85,412
Suburban Washington D.C.	84,184		294,664
Washington - Seattle	46,478		33,936

Total	846,022	(1)	896,692

(1)  Includes 16 month-to-month leases for approximately 85,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended December 31, 2007

(Dollars in thousands)

	Acquisition		Month of	Rentable
Markets	Amount		Acquisition	Square Feet

Additions to Operating Properties:

Eastern Massachusetts	$150,000	(1)	October	369,831

New Jersey/Suburban Philadelphia	9,089		October	35,155

Total Additions to Operating Properties:	$159,089			404,986

	Acquisition		Month of	Developable
Markets	Amount		Acquisition	Square Feet

Additions to Land:

Eastern Massachusetts	$70,000	(2)	November	350,000

	Disposition		Month of	Rentable
Markets	Amount		Disposition	Square Feet

Dispositions:

California – San Francisco Bay	$10,550	(3)	December	49,874

(1)          In connection with the purchase of this property, we closed two secured notes totaling approximately $57.9 million. In addition to the existing rentable square footage of approximately 369,831, this property also has an additional approximately 390,786 developable square footage. This additional future developable square footage is included in our Imbedded Future Development and Redevelopment Square Footage on page 19.

(2)          In connection with the purchase of this property, we closed a $62.0 million pre-construction secured loan of which approximately $38.2 million was drawn and outstanding as of December 31, 2007. The Company has a 55% interest in this development project located in the Longwood Medical submarket, Boston, MA. The 350,000 future developable square footage is included in our Imbedded Future Development and Redevelopment Square Footage on page 19.

(3)          Represents sale of one office/industrial building in a small submarket south of the city of San Francisco.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
December 31, 2007

				Square Footage
	Placed	Estimated	Estimated	Undergoing
	in	In-Service	Investment	Redevelopment/
Markets/Submarkets	Redevelopment	Dates	Per Square Foot	Total Property	Status

California - Los Angeles Metro	2006	2008	$80-100	29,660/29,660	Construction

California - San Diego/Torrey Pines	2004	2009	$100-120	87,140/87,140	Design/Construction (1)

California - San Diego/Torrey Pines	2006	2009	$80-100	43,600/43,600	Construction

California - San Diego/Sorrento	2006	2008	$70-80	30,147/30,147	Construction

California - San Diego/Torrey Pines	2007	2009	$80-100	15,259/107,709	Construction

California - San Diego/Torrey Pines	2007	2009	$80-100	39,224/76,084	Construction

California - San Francisco Bay/ Peninsula	2007	2008	$80-100	30,217/82,712	Construction

Eastern Massachusetts/Suburban	2007	2009	$100-120	23,000/38,000	Construction

Eastern Massachusetts/Suburban	2007	2009	$70-80	113,045/113,045	Redesign/Construction

Eastern Massachusetts/Cambridge	2006	2008/2009	$120-175	105,850/155,090	Design/Construction

Eastern Massachusetts/Cambridge	2007	2009	$100-130	68,454/369,831	Design/Demolition

International - Canada	2007	2008	$140-160	46,032/46,032	Construction

Southeast/Florida	2006	2008	$80-100	45,841/45,841	Construction

Southeast/Research Triangle Park	2007	2008	$100-120	16,393/77,395	Design/Construction

Suburban Washington D.C./Shady Grove	2007	2009	$70-80	69,366/125,004	Construction

Washington - Seattle	2007	2009	$125-150	11,291/32,279	Design

				774,519/1,459,569

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of December 31, 2007, our asset base contained imbedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,833,000 rentable square feet. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 19.

(1)

This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment and an additional building targeted for development in the future.  The entitlement process for this project was completed in early 2007.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
December 31, 2007

		Construction	Estimated	Estimated	Rentable
	Building	Start	In-Service	Investment	Square
Markets/Submarkets	Descriptions	Dates	Dates	Per Square Foot (1)	Feet		Status

California - San Francisco Bay/ Mission Bay	One Multi-tenant Bldg.	2007	2010	$350	158,000		Construction

California - San Francisco Bay/ So. San Francisco	Two Bldgs., Single or Multi-tenant	2006	2009	$350	162,000		Construction

California - San Francisco Bay/ So. San Francisco	One Single or Multi-tenant Bldg.	2006	2009	$350	135,000		Construction

International - China	Two Bldgs., Single or Multi-tenant	2007	2009	$45	280,000		Construction

New York - New York City	Two Multi-tenant Bldgs.	2007	2010/2011	$500	725,000	(2)	Site Work

Washington - Seattle	One Single or Multi-tenant Bldg.	2007	2010	TBD	115,000		Site Work

Total Properties Undergoing Ground-Up Development (1)					1,575,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use. Pre-construction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization, under SFAS 34 and SFAS 67, and would be expensed as incurred.

(1)	Our aggregate construction costs to date approximate $96 per developable square foot. Amount excludes our investment per square foot in land.
(2)

In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet. This square footage is not included in the imbedded developable square footage shown on page 19.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Imbedded Future Development and Redevelopment Square Footage
December 31, 2007

	Imbedded Future Development

Markets	Development/ Pre-construction Square Footage (1)	Total Imbedded Development Square Footage		Imbedded Future Redevelopment Square Footage	Total

California - San Diego	298,000	443,000		228,000	671,000

California - San Francisco Bay/Mission Bay	1,886,000	2,386,000		-	2,386,000

California - San Francisco Bay/ So. San Francisco	809,000	905,000		25,000	930,000

Eastern Massachusetts	2,050,000	2,275,000		621,000	2,896,000

International - Canada	763,000	827,000		-	827,000

Suburban Washington D.C.	425,000	787,000		502,000	1,289,000

Washington - Seattle	206,000	595,000		135,000	730,000

Other	176,000	511,000		322,000	833,000

Total	6,613,000	8,729,000	(2)	1,833,000	10,562,000

The imbedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our imbedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 18. The exact date of physical construction will depend on successful completion of development/pre-construction activities and management’s assessment of overall market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)   Development/pre-construction square footage is included in Imbedded Future Development-Total Imbedded Development Square Footage shown above.

(2)   In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet. This square footage is not included in the imbedded developable square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Costs
For the Year ended December 31, 2007

(In thousands)

Property-related capital expenditures (1)	$2,027

Leasing costs (2)	$687

Property-related redevelopment costs (3)	$162,393

Property-related development costs (3)	$238,869

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 91% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2)	Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

(3)	Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the Fourth Quarter Ended and Year December 31, 2007

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the fourth quarter and year ended December 31, 2007:

Date:	February 12, 2008

Time:	11:00 A.M. Eastern Standard Time/8:00 A.M. Pacific Standard Time

Phone Number:	(719) 325-4763

Confirmation Code:	6172554